                                     PROXY
                        HALLMARK HEALTHCARE CORPORATION
      25% PARTICIPATING CUMULATIVE CONVERTIBLE REDEEMABLE PREFERRED STOCK
          This Proxy is Solicited on Behalf of the Board of Directors

    The undersigned hereby appoints James T. McAfee, Jr. and Robert M. Thornton, Jr. as Proxies, each with the power to appoint a substitute, and hereby authorizes either one or both of them to represent and to vote, as designated on the reverse side, all the shares of 25% Participating Cumulative Convertible Redeemable Preferred Stock of Hallmark Healthcare Corporation held of record by the undersigned on August 26, 1994, at the Special Meeting of Stockholders to be held on October 5, 1994 or any adjournment thereof.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

THIS PROXY, WHEN PROPERLY  EXECUTED, WILL BE  VOTED
IN  THE MANNER  DIRECTED HEREIN  BY THE UNDERSIGNED
STOCKHOLDER. IF NO  DIRECTION IS  MADE, THIS  PROXY
WILL BE VOTED FOR PROPOSAL 1.

1. PROPOSAL TO APPROVE AND ADOPT THE AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER (the "Merger Agreement") by and among Hallmark Healthcare Corporation ("Hallmark"), Community Acquisition Corp. ("Acquisition") and Community Health Systems, Inc. ("CHS") pursuant to which (i) Hallmark would be merged with and into Acquisition (or vice versa if mutually agreed by Hallmark and CHS) and (ii) stockholders of Hallmark's 25% Participating Cumulative Convertible Redeemable Preferred Stock, $5 par value per share, would receive for each such share 5.4 shares of CHS's Common Stock, $.01 par value per share (with cash paid in lieu of any resulting fractional shares), as provided in the Merger Agreement and on the terms and conditions described in the accompanying Joint Proxy Statement/Prospectus, receipt of which is acknowledged.

   FOR      AGAINST     ABSTAIN
   / /        / /         / /

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

                                          Please sign exactly as name appears to
                                          the  left.  When  shares  are  held by
                                          joint tenants, both should sign.  When
                                          signing    as    attorney,   executor,
                                          administrator,  trustee  or  guardian,
                                          please   give  full   title  as  such.
                                          If a corporation, please sign in  full
                                          corporate  name by  President or other
                                          authorized officer. If a  partnership,
                                          please  sign  in  partnership  name by
                                          authorized person.
                                          DATED: ________________________ , 1994
                                          ______________________________________
                                          Signature
                                          ______________________________________
                                          Signature if held jointly

 "PLEASE MARK INSIDE BLUE BOXES SO THAT
                  DATA
  PROCESSING EQUIPMENT WILL RECORD YOUR
                 VOTES"

                                     PROXY
                        HALLMARK HEALTHCARE CORPORATION
                              CLASS A COMMON STOCK
          This Proxy is Solicited on Behalf of the Board of Directors

    The undersigned hereby appoints James T. McAfee, Jr. and Robert M. Thornton, Jr. as Proxies, each with the power to appoint a substitute, and hereby authorizes either one or both of them to represent and to vote, as designated on the reverse side, all the shares of Class A Common Stock of Hallmark Healthcare Corporation held of record by the undersigned on August 26, 1994, at the Special Meeting of Stockholders to be held on October 5, 1994 or any adjournment thereof.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

THIS PROXY, WHEN PROPERLY  EXECUTED, WILL BE  VOTED
IN  THE MANNER  DIRECTED HEREIN  BY THE UNDERSIGNED
STOCKHOLDER. IF NO  DIRECTION IS  MADE, THIS  PROXY
WILL BE VOTED FOR PROPOSAL 1.

1. PROPOSAL TO APPROVE AND ADOPT THE AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER (the "Merger Agreement") by and among Hallmark Healthcare Corporation ("Hallmark"), Community Acquisition Corp. ("Acquisition"), and Community Health Systems, Inc. ("CHS") pursuant to which (i) Hallmark would be merged with and into Acquisition (or vice versa if mutually agreed by Hallmark and CHS) and (ii) stockholders of Hallmark's Class A Common Stock, $.05 par value per share, would receive for each such share .97 of a share of CHS's Common Stock, $.01 par value per share (with cash paid in lieu of any resulting fractional shares), as provided in the Merger Agreement and on the terms and conditions described in the accompanying Joint Proxy Statement/Prospectus, receipt of which is acknowledged.

   FOR      AGAINST    ABSTAIN
   / /        / /        / /

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

                                          Please sign exactly as name appears to
                                          the  left.  When  shares  are  held by
                                          joint tenants, both should sign.  When
                                          signing    as    attorney,   executor,
                                          administrator,  trustee  or  guardian,
                                          please   give  full   title  as  such.
                                          If a corporation, please sign in  full
                                          corporate  name by  President or other
                                          authorized officer. If a  partnership,
                                          please  sign  in  partnership  name by
                                          authorized person.
                                          DATED: ________________________ , 1994
                                          ______________________________________
                                          Signature
                                          ______________________________________
                                          Signature if held jointly

 "PLEASE MARK INSIDE BLUE BOXES SO THAT
                  DATA
  PROCESSING EQUIPMENT WILL RECORD YOUR
                 VOTES"